Exhibit 99.1

GameStop Appoints Reginald Fils-Aimé, William Simon and James Symancyk to Board of Directors and Enhances Corporate Governance to Drive Ongoing Business Transformation

Adds Three New Highly Qualified, Independent Directors Who Bring Significant Retail, Turnaround, Consumer Products, Gaming and Financial Expertise as Cornerstone of Board Refreshment Process

Names Kathy Vrabeck New Board Chair; Realigns Board Committees to Reflect New Director Skillsets and Experience

Implements Corporate Governance Enhancements, Creating Guidelines for Director Tenure and Board Committee Refreshment

GRAPEVINE, Texas, March 9, 2020 – GameStop Corp. (NYSE: GME) today announced it has appointed three new independent members to its Board of Directors. Joining the Company’s Board are Reginald “Reggie” Fils-Aimé, William “Bill” Simon and James “J.K.” Symancyk. Mr. Simon and Mr. Symancyk’s appointments are effective immediately; Mr. Fils-Aimé’s appointment will be effective April 20, 2020. GameStop’s Board also announced a number of corporate governance enhancements, implementing new guidelines for Board tenure and Committee refreshment, also effective immediately.

The appointments of Messrs. Fils-Aimé, Simon and Symancyk to the GameStop Board are the result of a comprehensive search process led by the Board of Directors and involving shareholder input. After years of distinguished service, four directors – Dan DeMatteo, Gerald Szczepanski, Larry Zilavy and Steve Koonin – have decided to retire from the Board, effective in June 2020, and will not stand for re-election at the Company’s 2020 Annual Meeting of Stockholders. In addition, two current directors – Jerome Davis and Tom Kelly – have decided to retire from the Board, effective June 2021, and will not stand for re-election at the Company’s 2021 Annual Meeting. Kathy Vrabeck, GameStop’s Lead Independent Director, will succeed Mr. DeMatteo as Board Chair.

Following the 2020 Annual Meeting, the GameStop Board will be composed of ten directors, nine of whom will be independent and six of whom will have served on the Board for less than two years. Median director tenure will be one year, significantly reduced from the prior median director tenure of eight years. These changes represent key elements of a Board refreshment process initiated in early 2019.

Ms. Vrabeck said, “On behalf of the entire Board and management team, I would like to extend my deepest gratitude to Dan, Gerald, Larry and Steve for their significant contributions to GameStop. During their tenure, the Company has made important progress executing on our objective of becoming a leading omni-channel retailer with top market share in the gaming category, and we appreciate their thoughtful leadership, guidance and service. Looking ahead, we are excited about the progress our new leadership team has made to date. We are confident they will continue to accelerate the Company’s turnaround and transformation to drive shareholder value as they pursue opportunities to create meaningful entertainment experiences for our customers and enhance partnerships with gaming publishers and console and PC developers.”

George Sherman, GameStop’s CEO, said, “The Board refreshment and governance enhancements announced today represent an important milestone in GameStop’s transformation as we continue to evolve the Company’s business strategy for long-term success. We are pleased to welcome Reggie, Bill and J.K. to the Board. They are each highly qualified and bring significant, relevant experience to our turnaround. We look forward to immediately benefiting from their expertise and perspectives as we navigate the evolving gaming and retail environments, execute on our strategic initiatives and prepare the Company to maximize value-creation associated with the next generation of console launches later this year.”

Board Appointments and Committee Composition

GameStop’s three new directors are highly qualified and collectively bring deep experience and expertise in retail, turnaround, consumer products, gaming and finance that are relevant to the Company’s business, ongoing turnaround and strategic plan to drive long-term shareholder value.

•Reginald “Reggie” Fils-Aimé, 58, is an accomplished media and technology executive who brings more than 35 years of experience transforming companies, revitalizing brands and reshaping industries. From 2006 to 2019, he served as President and COO of Nintendo of America, Inc. During his tenure, Mr. Fils-Aimé focused on the development and launch of industry re-defining products, including the Nintendo DS, Wii, Nintendo 3DS and Nintendo Switch, quadrupling the company’s revenue from 2005 to 2010, and oversaw the successful implementation of the company’s digital strategy. He previously served as Nintendo of America’s EVP of Sales and Marketing from 2003 to 2006. Prior to joining Nintendo, Mr. Fils-Aimé served as SVP of Marketing for VH1 from 2001 to 2003, where he led a strategic shift to appeal to younger consumers that resulted in an increase in ratings of more than 30 percent. Earlier in his career, he held multiple marketing roles at a variety of consumer and manufacturing companies, including the Derby Cycle Corporation, Guinness Import Company, Panda Management Company, Inc., Pizza Hut, Inc. and the Procter & Gamble Company.

Mr. Fils-Aimé holds a Bachelor’s degree in Applied Economics from Cornell University. Mr. Fils-Aimé has been appointed as a member of the Nominating and Corporate Governance Committee, effective April 20, 2020.

•William “Bill” Simon, 60, is a seasoned executive with more than 30 years of operational and strategic advisory experience in the retail, consumer and food and beverage industries. Since 2014, he has served as a Senior Advisor at KKR & Co. Mr. Simon previously served in multiple leadership roles at Walmart Inc. from 2006 to 2015, including as President and CEO of Walmart U.S. from 2010 to 2014; EVP and COO of Walmart U.S. from 2007 to 2010; and as EVP, Professional Services and New Business Development from 2006 to 2007. Earlier in his career, Mr. Simon served as VP of Marketing, Beverages at Cadbury Schweppes plc and held leadership roles of increasing responsibility at PepsiCo, Inc., after beginning his career at RJR Nabisco. His current board memberships include Anixter International Inc.; Chico’s FAS; and Darden Restaurants, Inc. Mr. Simon holds an MBA and a Bachelor’s degree in Economics from the University of Connecticut. Mr. Simon has been appointed as a member of the Audit Committee.

•James “J.K.” Symancyk, 48, brings more than 25 years of executive leadership and operational experience in the retail and consumer products industries. He has served as President and CEO of PetSmart, Inc. since 2018. Mr. Symancyk previously served as President and CEO of Academy Sports & Outdoors, Inc., a retail and ecommerce sporting goods chain, from 2015 to 2018. Prior to that, he held leadership roles of increasingly responsibility at Meijer, Inc., a regional supercenter chain store, including as President; COO; and EVP, Merchandising & Marketing. He began his career at Sam’s Club, where he served as Divisional Merchandise Manager, among other roles. His current board memberships include Petsmart and Chewy, Inc., and previously Academy Sports & Outdoors. Mr. Symancyk holds a Bachelor’s degree from the University of Arkansas. Mr. Symancyk has been appointed a member of the Compensation Committee.

Corporate Governance Enhancements

GameStop also announced today that, following a review of peer and best practices, it has enhanced its corporate governance guidelines to ensure continual refreshment of its Board and Board Committees.

Effective immediately, the Company is targeting:
•An average Board tenure for independent directors of less than ten years; and
•Rotation of Board Committee members and chairs approximately every five years.

Ms. Vrabeck added, “We appreciate the perspectives and input of our shareholders, which we carefully considered in making changes to our corporate governance guidelines. The GameStop Board unanimously supports these enhancements, and we remain committed to ensuring that the Board is positioned to drive long-term value for all shareholders."

About GameStop
GameStop, a Fortune 500 company headquartered in Grapevine, Texas, is the world’s largest video game retailer, operates approximately 5,500 stores across 14 countries, and offers the best selection of new and pre-owned video gaming consoles, accessories and video game titles, in both physical and digital formats. GameStop also offers fans a wide variety of POP! vinyl figures, collectibles, board games and more. Through GameStop’s unique buy-sell-trade program, gamers can trade in video game consoles, games, and accessories, as well as consumer electronics for cash or in-store credit. The Company's consumer product network also includes www.gamestop.com and Game Informer® magazine, the world's leading print and digital video game publication.

Investor Contact
GameStop Investor Relations
(817) 424-2001
investorrelations@gamestop.com